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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  JUNE 25, 2001

                                RAILAMERICA, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          DELAWARE                  0-20618                      65-0328006
          --------                  -------                      -----------
(State or other jurisdiction      (Commission                   (IRS Employer
      of incorporation)           File Number)               Identification No.)



5300 Broken Sound Blvd., N.W., Boca Raton, Florida                       33487
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     (Address of principal executive offices)                         (Zip Code)



        Registrant's telephone number, including area code (561) 994-6015
                                                           --------------


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ITEM 5. OTHER EVENTS.

       On June 25 and 26, 2001, RailAmerica, Inc., a Delaware corporation (the "Company"), closed on the private placement sale of an aggregate of 3,800,000 shares of its common stock, $.001 par value, for $10.75 per share, resulting in gross proceeds of $40,850,000. The placement agent in the transaction received $2,042,500 in commissions and an 18 month warrant to purchase 200,000 shares of the Company's common stock for $11.825 per share. Other costs of the transaction aggregated approximately $700,000. The shares sold have not been registered under the Securities Act of 1933 (the "Act"), and were offered in reliance upon the exemption under Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder. One half of the net funds raised will be used to pay down the Company's senior bank debt, and the other half will be used for general corporate purposes.

         Reference is made to the press release filed as Exhibit 99 hereto. The information set forth in Exhibit 99 is hereby incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c)  Exhibits

  EXHIBIT
  NUMBER                       DESCRIPTION
----------   -------------------------------------------------------------------
    99       Press release, dated June 25, 2001, announcing the closing of the
             Registrant's private placement.



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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            RAILAMERICA, INC.

Date  June 26, 2001                          /s/ Bennett Marks
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                                            Bennett Marks, Senior Vice President
                                            And Chief Financial Officer



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